Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this registration statement of Eagle Bancorp Montana, Inc. on Form S-4 of our report dated February 21, 2019, relating to the consolidated financial statements of Eagle Bancorp Montana, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission and to the reference to our firm under the heading “Experts” in the proxy statement/prospectus.

Abilene, Texas

October 11, 2019